UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK LONG-TERM MUNICIPAL ADVANTAGE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote MattersBlackRock Municipal Closed-End FundsVote now to reduce costs for your Fund and to stop receiving solicitation notices Voting is simple Why am I receiving this letter? You are a shareholder of one or more of the following funds and entitled to vote at the upcoming special shareholder meeting on October 15, 2025: Vote online • BlackRock Long-Term Municipal Advantage Trust (BTA) By scanning the QR code • BlackRock MuniAssets Fund, Inc. (MUA) or using the website provided on the enclosed proxy card or voting instruction form What am I voting on? Shareholders are being asked to approve combining the funds to realize potential benefits for you as a shareholder, including: Lower expenses, ranking in the 1st quartile among peers Enhanced trading on exchange Vote by phone Implementation of a discount management program By calling the toll-free number on the enclosed proxy card or voting instruction form or How do the Boards recommend that I vote? downloading the The Board of each Fund unanimously recommends that you ProxyVote app vote “FOR” each applicable Proposal.If you have any questions on how to vote or about the proposals to be Vote by mail voted on, please contact Georgeson LLC at 1-833-880-9499.By completing and returning the enclosed proxy card or voting The proxy materials previously sent to you contain important information; please read them instruction form in the carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange pre-paid envelope Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-34672 provided or by calling Georgeson LLC, the Funds’ proxy solicitor, toll free at 1-833-880-9499.